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                                  EXHIBIT 99.1

             INDEPENDENT AUDITORS' REPORT FOR CENTRAL BANCORPORATION

Independent Auditors' Report

Board of Directors
Central Bancorporation
Wenatchee, Washington

We have audited the consolidated statements of operations, stockholders' equity, and cash flows of Central Bancorporation (Bancorp) and subsidiaries for the year ended December 31, 1995 (not presented separately herein). These consolidated financial statements are the responsibility of Bancorp's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of Central Bancorporation and subsidiaries for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Seattle, Washington

January 19, 1996